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                                                                    Exhibit 10.1

                            THE LUBRIZOL CORPORATION
                            2005 STOCK INCENTIVE PLAN
                             PERFORMANCE SHARE AWARD

     THIS PERFORMANCE SHARE AWARD, dated this ______ day of ______________, 2_____, (the "Grant Date") by The Lubrizol Corporation (the "Company") to _____________________________, an employee of the Company and/or a Subsidiary (as defined in the Plan).

     The following terms and provisions apply to this Performance Share Award:

1. The Company hereby grants to you, under the provisions of Section 9 of the Company's 2005 Stock Incentive Plan, as amended (the "Plan"), the number of Company Common Shares, without par value, in accordance with the three-year performance target chart(s) as shown in Exhibit A attached to this Award. The Company Common Shares granted hereunder are referred to herein as the "Shares".

2. If there is a Change of Control, as defined under the Plan, prior to the receipt of Shares under Section 1, above, you will receive a pro-rata number of Shares upon the Change of Control. The pro-rata number of Shares will be determined as shown on Exhibit B attached to this Award.

3. If you separate from service due to retirement (either normal or early retirement) prior to the receipt of Shares pursuant to Section 1, above, you will receive a pro-rata number of Shares upon the end of the three-year cycle based on the number of full months which have elapsed since the date of this Award at the time or your separation from service or death. In no event will the payment of Shares be made earlier than six months after your retirement.

     If you separate from service due to death prior to the receipt of Shares pursuant to Section 1, above, your beneficiary will receive a pro-rata number of Shares upon the end of the three-year cycle based on the number of full months which have elapsed since the date of this Award at the time or your service or death. You may at any time specify in writing a beneficiary to receive the Shares if you die before the receipt of Shares under this Award. If the Company does not have a beneficiary election on file at the time of your death, the Shares will be issued to your spouse, or if your spouse is not living at the time of issuance, your children who are living, or if you have no living children at the time of issuance, your estate.

     If you separate from service (voluntarily or involuntarily) for any other reason prior to the receipt of Shares pursuant to Section 1, above, you will forfeit any Shares under this Award.

4. The Award is not transferable by you during your life.

5. Prior to the issuance of Shares to you, you will not be a shareholder of the Company and you will have no rights under the Award as a shareholder of the Company. No dividends or other amount will be allocated or paid to you with respect to the Award.

6. If there is a stock split, reverse stock split or stock dividend, the number of Shares specified in Section 1, above will be increased or decreased in direct proportion to the increase or decrease in the number of Company Shares by reason of the stock split, reverse stock split or stock dividend.


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7. Shares will not be distributed under this Award if the issuance of the Shares would violate:

     (a)  any applicable state securities law;

     (b) any applicable registration or other requirements under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended, or the listing requirements of any stock exchange on which the Company's Shares are listed; or

     (c) any similar legal requirement of any governmental authority regulating the issuance of shares by the Company.

Further, if a Registration Statement with respect to the Shares to be issued is not in effect or if counsel for the Company deems it necessary or desirable in order to avoid possible violation of the Securities Act, the Company may require, as a condition to its issuance and delivery of certificates for the Shares, that you deliver to the Company a statement in writing that you understand the Shares may be "restricted securities" as defined in Rule 144 of the Securities and Exchange Commission and that any resale, transfer or other disposition of the Shares will be accomplished only in compliance with Rule 144, the Securities Act, or other or subsequent applicable Rules and Regulations thereunder. Further still, the Company may place on the certificates evidencing the Shares an appropriate legend under Rule 144.

8. (a) When the Common Shares are distributable to you pursuant to Section 1, above, you may be subject to income and other taxes on the value of the Shares on the date of distribution. The Company will withhold a sufficient number of Shares that will provide for the federal, state and/or local income tax at the rates then applicable for supplemental wages, unless otherwise requested by you, but in no event less than the statutory minimums for tax withholding.

     (b) For purposes of determining the number of Common Shares that are to be withheld to provide for the tax withholding pursuant to Section 8(a), Common Shares will be valued at the average of the high and low trading prices on the New York Stock Exchange on the date Shares are distributable to you. If the determination of the tax withholding requires the withholding of a fractional Share, the Company shall withhold the nearest whole number of Shares needed to pay the tax withholding, rounded up, and remit to you in cash the amount of the excess after the withholding taxes have been satisfied.

9. Prior to the distribution of Shares pursuant to Section 1, the Committee has the right in its sole discretion to reduce the amount of this Award.

10. The Committee has conclusive authority, subject to the express provisions of the Plan, as in effect from time to time, and this Award, to interpret this Award and the Plan, and to establish, amend and rescind rules and regulations for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Award in the manner and to the extent it deems expedient to carry the Plan into effect, and it is the sole and final judge of such expediency. The Board of Directors of the Company may from time to time grant to the Committee such further powers and authority as the Board determines to be necessary or desirable.

11. You must hold any Shares that are distributed to you under this Award at least until you have met your Share ownership guideline.


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12. Notwithstanding any other provision of this Award, your Award will be subject to all of the provisions of the Plan in force from time to time.

                                        THE LUBRIZOL CORPORATION


                                        By
                                           -------------------------------------
                                           James L. Hambrick
                                           President and CEO

1205lmre


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                                    Exhibit A

            Performance Measure for the 2006-2008 Performance Period

                     Three-year EPS: _______________________


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                                    EXHIBIT B

Determination of Pro-Rata Common Shares Upon a Change of Control Under Section 2

     Pursuant to the terms of Section 2, the number of pro-rata Common Shares upon a Change of Control will be determined as follows:

1.   No payout if 12 months has not elapsed since the date of this Award.

2.   If more than 12 months has elapsed since the date of this Award:

     (a) Determine the measurement growth rate for each full year that has elapsed in the 3-year period as of the date of the Change of Control,

     (b) The 3-year cumulative measurement growth will be imputed as either the 1-year measurement growth (if the Change of Controls occurs during the second year) or the 2-year cumulative measurement growth (if the Change of Control occurs during the third year).

     (c) Payout is then pro-rated based on number of full months that have elapsed since the date of this Award.


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